UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2005

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware	68-0383530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11060 White Rock Road, Suite 210, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 17, 2005, VantageMed Corporation issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2004.  A copy of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit is furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition”.  It is being furnished under Item 9 of this Form 8-K in accordance with the interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583.  Such information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we have provided net loss before interest, taxes, depreciation and amortization, or EBITDA, in the press release as additional information for operating results.  We present EBITDA because we believe it provides an alternative measure by which to evaluate our performance.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 – Press Release dated March 17, 2004, reporting the results of operations of VantageMed Corporation for the fourth quarter and year ending December 31, 2004 (furnished and not filed herewith solely pursuant to Item 12).

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip Ranger
Dated: March 17, 2005		Philip Ranger
Chief Financial Officer